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                                                                    EXHIBIT 99.2

                                      PROXY
                          FIRST CAPITAL BANK OF ARIZONA
                      2700 NORTH CENTRAL AVENUE, SUITE 210
                             PHOENIX, ARIZONA 85004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned, having duly received the Notice of Special Meeting and the accompanying Joint Proxy Statement/Prospectus, hereby appoints Harold F. Mosanko and David O. Denslow proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of First Capital Bank of Arizona that the undersigned is entitled to vote at the Special Meeting of Shareholders of First Capital Bank of Arizona to be held on March 8, 2001 at the Valley of the Sun meeting room at Hampton Inn, 160 West Catalina Drive, Phoenix, Arizona 85013 at 10:00 a.m., and any adjournment thereof. Matter 1 set forth below has been proposed by First Capital Bank of Arizona.


         1. APPROVAL OF THE PLAN OF MERGER SET FORTH IN THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED NOVEMBER 28, 2000 AMONG COLORADO BUSINESS BANKSHARES, INC., FCBA ACQUISITION CORPORATION AND FIRST CAPITAL BANK OF ARIZONA.

         [ ]     FOR         [ ]     AGAINST    [ ]     ABSTAIN

         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                (Continued and to be signed on the reverse side.)



         The board of directors of First Capital Bank of Arizona recommends a vote FOR the proposal to approve the plan of merger. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 ABOVE.

         PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

                                            Please sign exactly as your name(s)
                                            appears on the certificate or
                                            certificates representing shares to
                                            be voted by this proxy, as shown on
                                            the left. For joint accounts, all
                                            owners should sign. If signing in a
                                            representative capacity, please
                                            indicate title and authority.


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                                                     Signature

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                                                     Signature

                                            Date:
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